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Exhibit 10.27

SPECIALTYSEMI, INC.

STOCK APPRECIATION RIGHTS PLAN
ADOPTED AND EFFECTIVE MARCH 12, 2002

1.     Purpose.

        This Stock Appreciation Rights Plan for Specialtysemi, Inc., the Company (as defined herein) is intended to incentivize certain persons specified as "Transferred Employees" in the Employee Matters Agreement (as defined herein) by providing those persons with opportunities to receive cash incentive compensation based on the appreciation in value of the Common Stock of Conexant Systems, Inc.

2.
Definitions. The following words and phrases as used herein shall have the following meanings:

        (a)   "Additional Security" means, with respect to any Exercise Share, any warrant, right, option or other security issued pursuant to Section 5(b), (c), (d), (g), (h), (i) or (j) of the Warrant in respect of each right to purchase one (1) Exercise Share.

        (b)   "Base Value" means the sum of (i) the Exercise Price (as defined in the Warrant) per Exercise Share, as such Exercise Price is adjusted from time to time as provided in the Warrant, and (ii) the exercise price or conversion price payable upon exercise or conversion of any Additional Security upon exercise or conversion thereof, as adjusted from time to time.

        (c)   "Board" means the Board of Directors of the Company.

        (d)   "Cause" means, with respect to a particular Participant, (i) the Board's determination that the Participant failed to substantially perform his or her duties (other than any such failure resulting from the Participant's Disability) which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; (ii) the Board's determination that the Participant failed to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board consistent with the terms of his or her employment, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; (iii) the Participant's conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (iv) the Participant's unlawful use (including being under the influence) or possession of illegal drugs on the Company's premises or while performing the Participant's duties and responsibilities under this Agreement; or (v) the Participant's commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company.

        (e)   "Committee" means the Compensation Committee of the Board as it may be comprised from time to time or such other Committee of the Board designated by the Board in accordance with subsection 3(a) herein to administer the Plan.

        (f)    "Common Stock" means (i) the common stock, $1.00 par value, of Conexant Systems, Inc. or (ii) any class or series of stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

        (g)   "Company" means Specialtysemi, Inc., a Delaware corporation.

        (h)   "Conexant" means Conexant Systems, Inc., a Delaware corporation.

        (i)    "Director" means a member of the Board of the Company.

        (j)    "Disability" means, at any time the Company or any of its affiliates sponsors a long-term disability plan for the Company's employees, "disability" as defined in such long-term disability plan for the purpose of determining a participant's eligibility for benefits, provided, however, if the long-term disability plan contains multiple definitions of disability, "Disability" shall refer to that definition of disability which, if the Participant qualified for such disability benefits, would provide coverage for the longest period of time. The determination of whether the Participant has a Disability shall be made by the person or persons required to make disability determinations under the long-term disability plan. At any time the Company does not sponsor a long-term disability plan for its employees, Disability shall mean the Participant's inability to perform, with or without reasonable accommodation, the essential functions of his position hereunder for a minimum of three consecutive months as a result of incapacity due to mental or physical illness as determined by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant's legal representative, such agreement as to acceptability not to be unreasonably withheld or delayed. Any refusal by the Participant to submit to a medical examination for the purpose of determining Disability shall be deemed to constitute conclusive evidence of the Participant's Disability.

        (k)   "Employee" means a person who at the time of grant of a Stock Appreciation Right is employed by the Company or a Subsidiary and who is designated as a Transferred Employee under the Employee Matters Agreement.

        (l)    "Employee Matters Agreement" means that certain employee matters agreement by and among the Company; Conexant Systems, Inc., a Delaware corporation; Carlyle Partners III, L.P., a Delaware limited partnership; CP III Coinvestment Partners, L.P., a Delaware limited partnership; Carlyle High Yield Partners, L.P., a Delaware limited partnership and Newport Fab, L.L.C., a Delaware limited liability company, dated March 8, 2002.

        (m)  "Exercise Date" means the later of (i) the 10th business day after the Company receives written notice of the Participant's exercise of a Stock Appreciation Right as provided herein and (ii) such later date selected by the Committee in the event that the Committee determines in its discretion that the Company cannot effect sufficient sales of Exercise Shares or Additional Securities on established trading markets prior to the date referred to in the foregoing clause (i) of this definition of Exercise Date in compliance with law without (in the discretion of the Committee) exposing the Company to potential material liability or cost.

        (n)   "Exercise Shares" has the meaning assigned to such term in the Warrant.

        (o)   "Expiration Date" means the earlier of (i) the last date on which a Participant may exercise a Stock Appreciation Right as provided in the Stock Appreciation Rights Terms and Conditions and (ii) the termination or expiration of the Exercise Period (as defined in the Warrant).

        (p)   "Fair Market Value" means, as of any Exercise Date, the aggregate cash proceeds actually received by the Company from the sale of any one Exercise Share and the Additional Securities issued pursuant to the Warrant in respect of such Exercise Share on any of the ten (10) business days immediately preceding such Exercise Date (it being understood that if one or more of such sales occurs during such period at different prices, the sales price to be used for the purpose of determining the Fair Market Value shall be determined by the Committee in its reasonable discretion), less brokerage fees or commissions, underwriters commissions and other costs and expenses of sale incurred by the Company in connection with such sale(s). Any determination of Fair Market Value shall be made in the good faith judgment of the Committee and such determination shall be conclusive and binding for all purposes.

        (q)   "Grant Date" means, with respect to a Stock Appreciation Right granted to a Participant, the date on which the Board or the Committee, as applicable, grants such Stock Appreciation Right to such Participant.

        (r)   "Grant Notice" means a notice from the Company to a Participant, which may be electronic, written or in such other form as determined by the Company in its sole and exclusive discretion, and which shall provide notice to the Participant of the grant of a Stock Appreciation Right to such Participant and shall attach (or otherwise make available at a later date) the Stock Appreciation Rights Terms and Conditions with respect to such Stock Appreciation Right.

        (s)   "Participant" means a person to whom a Stock Appreciation Right is granted.

        (t)    "Payment" means the consideration received with respect to a vested Stock Appreciation Right (or portion thereof) in accordance with Section 9 herein.

        (u)   "Plan" means this Specialtysemi, Inc. Stock Appreciation Rights Plan.

        (v)   "Stock Appreciation Right" means a right granted under the Plan which, when vested, shall be exercisable for a Payment.

        (w)  "Subsidiary" means any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the combined voting power of such corporation or other entity.

        (x)   "Vesting Date" means the date or dates on which a Stock Appreciation Right (or portion thereof) is vested in accordance with Section 6(a) herein.

        (y)   "Warrant" shall mean that Warrant to Purchase Common Stock issued by Conexant Systems, Inc. to the Company dated as of the date hereof.

3.     Administration.

        (a)   Delegation to Committee. Subject to the provisions of the Plan, the Board may delegate administration of the Plan to a Committee and the term "Committee" shall apply to the Compensation Committee or to any person or persons to whom such authority has been delegated. If the Board designates a Committee other than the Compensation Committee to administer the Plan, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. All actions of the Committee shall be undertaken with the approval of a majority of the members of the Committee. If the Board designates a Committee other than the Compensation Committee to administer the Plan, the Board may, in its sole discretion, increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies or remove all members of the Committee from time to time. The Board may cease delegation to the Committee at any time and revest in the Board the administration of the Plan. References in the Plan to the Board shall include the Compensation Committee or any other Committee established by the Board.

        (b)   The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Employees who receive, or who are eligible to receive, Stock Appreciation Rights under the Plan, whether or not such persons are similarly situated.

        (c)   The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

        (d)   Subject to the express provisions of the Plan, the Committee shall have the power to implement (including the power to delegate such implementation to appropriate officers of the Company), interpret and construe the Plan and Stock Appreciation Rights or other documents defining the rights and obligations of the Company and Participants hereunder and thereunder, to determine all questions arising hereunder and thereunder, and to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Appreciation Right shall be conclusive and binding. Any action taken by, or inaction of, the Committee relating to the Plan or any Stock Appreciation Right shall be within the discretion of the Committee and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Committee may act in its discretion in matters related to the Plan and any and all Stock Appreciation Rights.

4.     Eligibility and Award of Stock Appreciation Rights.

        (a)   Eligibility. The Board or the Committee, as applicable, has discretion to grant Stock Appreciation Rights to Employees. The number of Stock Appreciation Rights granted to each Participant (if any) shall be determined by the Board.

        (b)   Stock Appreciation Rights. Any Participant may be granted more than one Stock Appreciation Right under the Plan. The maximum aggregate number of Stock Appreciation Rights available for award under the Plan shall be two million nine hundred seventy-nine thousand four hundred fifty-six (2,979,456) subject to adjustment as provided in Section 8. Stock Appreciation Rights under the Plan that are forfeited or canceled, or that lapse, may be available for subsequent grant under the Plan unless the Plan has been terminated.

        (c)   Notification of Grant. Each Stock Appreciation Right under the Plan shall be evidenced by a Grant Notice and the Stock Appreciation Rights Terms and Conditions related thereto. The Grant Notice shall set forth the number of Stock Appreciation Rights and the Stock Appreciation Rights Terms and Conditions shall set forth such other terms and conditions applicable to the Stock Appreciation Right, as determined by the Board or the Committee as applicable, not inconsistent with the terms of the Plan. In the event of any conflict between a Stock Appreciation Right Grant Notice and/or the Stock Appreciation Rights Terms and Conditions and the Plan, the terms of the Plan shall govern.

5.     Terms of Stock Appreciation Rights.

        (a)   Stock Appreciation Rights Terms and Conditions. Each Stock Appreciation Right granted under this Plan shall be evidenced by an individual Grant Notice and the Stock Appreciation Rights Terms and Conditions each of which shall be in such form and contain such conditions as the Board or Committee, as applicable and in its discretion, shall deem appropriate and the provisions of which need not be identical.

        (b)   Execution of Documents. A Grant shall become effective upon the execution by the Participant of a Stock Appreciation Right Grant Notice acknowledging the terms and conditions of the Grant.

        (c)   No Consideration. Participants shall neither be required, nor permitted, to pay any amount for a Stock Appreciation Right.

        (d)   Termination of Employment or Directorship. Except as otherwise provided herein, a Stock Appreciation Right may only be exercised by a person who is an Employee of the Company on the Exercise Date and who continuously remained an Employee since the Grant Date of the Stock Appreciation Right, pursuant to the following terms:

          (i)    In the event a Participant ceases to be an Employee of the Company or a Subsidiary (other than by reason of death or Disability), all nonvested Stock Appreciation Rights shall be forfeited as of the date of termination and all vested Stock Appreciation Rights that have not been exercised may be exercised by such Participant within three (3) months after the date of termination, but in no event later than the Expiration Date, and all remaining Stock Appreciation Rights not exercised within three (3) months following such termination will be automatically exercised on the earlier of the Expiration Date or the close of the third (3rd) month following such Participant's termination of employment; provided, however, that if the Participant's employment with the Company is terminated for Cause, all nonvested Stock Appreciation Rights shall be forfeited as of the date of termination and all vested Stock Appreciation Rights granted to such Participant shall, to the extent not previously exercised, terminate.

          (ii)   Death or Disability of Participant. If a Participant shall die while an Employee of the Company or a Subsidiary or if the Participant's employment with the Company or a Subsidiary shall terminate by reason of Disability, all vested Stock Appreciation Rights granted to such Participant may, unless earlier terminated in accordance with their terms, be exercised by the following: (i) the Participant; (ii) the personal representative of the Participant's estate; or (iii) a person who acquired the right to exercise such Stock Appreciation Rights by bequest or inheritance or otherwise by reason of death of the Participant, at any time within twelve (12) months after the date of death or Disability of the Participant, but in no event later than the Expiration Date of the Stock Appreciation Right; provided that during the lifetime of the Participant any Stock Appreciation Right granted to him/her may be exercised only by the Participant or if the Participant becomes incapacitated, by his/her legal guardian. All nonvested Stock Appreciation Rights shall be forfeited as of the date of death or Disability and all remaining vested Stock Appreciation Rights not exercised within twelve (12) months following the date of death or Disability shall be automatically exercised on the earlier of the Expiration Date or the close of the twelfth (12th) month following the date of death or Disability.

          (iii) Nothing in the Plan or in any Stock Appreciation Right granted pursuant hereto shall confer upon an Employee any right to continue in the employ of the Company or a Subsidiary or interfere in any way with the right of the Company or a Subsidiary to terminate or change the terms of such employment at any time.

6.     Vesting and Forfeiture.

        (a)   Vesting.

          (i)    Subject to the limitations contained herein, each Stock Appreciation Right shall become vested as provided in the applicable Stock Appreciation Right Terms and Conditions, as determined by the Board in its sole and exclusive discretion. The vesting provisions of individual Stock Appreciation Rights may vary on such criteria as the Board deems appropriate.

          (ii)   If a Participant's service as an Employee has been interrupted due to an approved leave of absence, including without limitation such Participant's approved sick leave, maternity leave, parental leave, military leave, or other leave of absence approved by the Company or a Subsidiary, as applicable, then the Company may suspend Payment of such Participant's vested Stock Appreciation Right upon such Participant's election to exercise such Stock Appreciation Right during such leave of absence and until such time (but not beyond the Expiration Date) as such Participant (A) has returned to full-time employment by the Company or a Subsidiary and (B) exercises such Stock Appreciation Right provided, however, that the Board or Committee, as applicable, shall determine in its sole and exclusive discretion whether (x) a Participant's leave of absence was an approved leave of absence and (y) a Participant's service as an Employee shall be considered terminated (as opposed to interrupted) in the case of any leave of absence.

          (iii) Notwithstanding any provision of this Plan to the contrary, the Board shall have the power and authority to continue vesting through the period of severance payments or to accelerate the time of vesting for any Stock Appreciation Right, including in the event of a Participant ceases to be an Employee.

        (b)   Forfeiture. Unless otherwise provided in the Stock Appreciation Right Terms and Conditions, if a Participant ceases to be an Employee for any reason before all Stock Appreciation Rights held by such Participant have vested, then the portion of those Stock Appreciation Rights that have not vested as of the date of such termination of employment shall be forfeited and canceled as of such date.

7.     Nonassignability of Stock Appreciation Rights.

        No Stock Appreciation Right granted under the Plan (or the right to receive Payment pursuant thereto) shall be assignable or transferable in any manner by a Participant other than by will or the laws of descent and distribution. During the lifetime of a Participant, vested Stock Appreciation Rights held by such Participant shall be exercisable by and payable only to such Participant or his or her guardian or legal representative.

8.     Adjustments upon Changes in Stock.

        (a)   Capitalization Adjustments.

          (i)    In the event of any change in the outstanding shares of Common Stock (or other securities) by which the value of a Stock Appreciation Right is measured under the Plan by reason of a stock dividend or split, recapitalization, reclassification, merger or consolidation, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board or the Committee, as applicable, may make such amendments to the Plan and outstanding Stock Appreciation Rights and may make such adjustments and take such actions hereunder and thereunder as it deems appropriate, in its sole discretion, under the circumstances, and its determination in that respect shall be final and binding. Such amendments, adjustments and actions may include, but are not limited to, changes in the Stock Appreciation Rights (or other securities) then remaining subject to the Plan, so that upon such adjustment, the number of Stock Appreciation Rights may: (i) in the event of an increase in the number of outstanding shares of Common Stock, be proportionately increased and the value of each Stock Appreciation Right shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares of Common Stock, be proportionately reduced and the value of each Stock Appreciation Right shall be proportionately increased. No fractional interests will be issued under the Plan resulting from any adjustments. The determination of whether any such adjustments shall be made shall be at the sole discretion of the Board or the Committee, as applicable.

          (ii)   The Board or the Committee as applicable shall in its discretion make any further adjustments as it deems necessary to ensure equitable treatment of any holder of a Stock Appreciation Right as the result of any transaction affecting the shares of Common Stock (or other securities) by which the value of a Stock Appreciation Right is measured under the Plan not described in Section 8(a)(i), or as is required or authorized under the terms of any applicable Stock Appreciation Right.

          (iii) The existence of the Plan and the Stock Appreciation Rights granted hereunder shall not affect or restrict in any way the right or power of the (i) Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock or other securities ahead of or affecting any of its capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding or (ii) the Board of Directors or stockholders of Conexant to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, any merger or consolidation of Conexant, any issue of bonds, debentures, preferred or prior preference stock or other securities ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of Conexant or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

        (b)   Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Appreciation Rights held by Participants shall fully vest and become immediately exercisable.

        (c)   Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the shares of common stock of the Company outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, (individually, a "Corporate Transaction"), then (i) any surviving corporation or acquiring corporation may assume any Stock Appreciation Rights outstanding under the Plan held by Participants who, immediately prior to such Corporate Transaction, are Employees or shall substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the Corporate Transaction for those outstanding under the Plan) held by Participants who, immediately prior to such Corporate Transaction, are Employees and (ii) in the event any surviving corporation or acquiring corporation does not assume such Stock Appreciation Rights or to substitute similar awards for those outstanding under the Plan, such Stock Appreciation Rights shall fully vest and each such Participant shall have the right to exercise such Stock Appreciation Rights.

9.     Exercise and payment of Stock Appreciation Rights.

        (a)   General. Each Stock Appreciation Right will entitle the holder to receive a Payment from the Company on the applicable Exercise Date, subject to the other terms and conditions of the Plan and the applicable Stock Appreciation Rights Terms and Conditions. Such Payment shall be determined as provided in the applicable Stock Appreciation Rights Terms and Conditions.

        (b)   Method of Exercise. Each Participant shall exercise his or her Stock Appreciation Right as provided in the applicable Stock Appreciation Rights Term and Conditions.

        (c)   Payment; Withholding. The value of a Stock Appreciation Right shall be payable by the Company in cash. The Company will treat any payments to a Participant upon exercise of a Stock Appreciation Right in the same manner as other cash compensation for services rendered by the Participant to the Company for purposes of applicable law, including applicable tax and labor laws. Subject to the other terms and conditions of the Plan and the applicable Stock Appreciation Rights Terms and Conditions, the cash value of Stock Appreciation Rights exercised, less any applicable employee or employer withholding obligation, authorized payroll deductions and any other tax liability (both employee and employer portions), will be paid to the Participant by the Company as soon as administratively practicable following the Exercise Date.

        (d)   Other Limitations. The Board may impose such other limits on Stock Appreciation Rights as it deems advisable in its sole discretion. Any such limits will be specified in the Participant's Stock Appreciation Rights Terms and Conditions.

10.   Term of the Plan.

        Stock Appreciation Rights may be granted pursuant to the Plan from time to time within a period of three (3) years from the date on which the Plan is adopted by the Board.

11.   Nonexclusivity of the Plan.

        The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees or directors generally, or to any class or group of employees, which the Company now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, stock option, insurance, death and disability benefits and executive short-term incentive plans.

12.   Nature of Payments.

        (a)   All Stock Appreciation Rights granted shall be in consideration of services performed by the Participant for the Company.

        (b)   All Stock Appreciation Rights granted shall constitute a special incentive benefit to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically otherwise provides.

13.   Nonuniform Determinations.

        Determinations under this Plan need not be uniform and may be made by the Board or the Committee, as applicable, selectively among persons who receive, or are eligible to receive, Stock Appreciation Rights (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Board or the Committee as applicable shall be entitled, among other things, to make nonuniform and selective determinations which, in turn, may reflect the specific terms of individual employment agreements, and to enter into nonuniform and selective Stock Appreciation Right Agreements.

14.   Miscellaneous Provisions.

        (a)   Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to such state's conflicts of law rules.

        (b)   No Right to Stock Appreciation Right or Employment. No Employee or other person shall have any claim or right to be granted Stock Appreciation Rights under the Plan. The Plan shall not confer upon any Employee or Participant any right with respect to continuation of employment, nor shall it interfere in any way with any Participant's right or the Company's or a Subsidiary's right to terminate a Participant's employment at any time.

        (c)   Cancellation of Stock Appreciation Rights. The Board may cancel Stock Appreciation Rights with the written consent of the Participants who hold such Stock Appreciation Rights, and, upon any such cancellation, all rights of Participants in respect of such canceled Stock Appreciation Rights shall terminate and such canceled Stock Appreciation Rights shall be available for further grant under the Plan.

        (d)   Amendment/Termination of Plan and Outstanding Stock Appreciation Rights. The Board may at any time amend, suspend or discontinue the Plan, in whole or in part, and the Board may at any time alter or amend any or all Stock Appreciation Rights and the Stock Appreciation Right Terms and Conditions under the Plan to the extent permitted by law, except that, subject to the provisions of Section 8(a), no such alteration or amendment shall impair the rights of any holder of a Stock Appreciation Right without the Participant's consent.

        (e)   Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Stock Appreciation Right shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees, under generally applicable law.

        (f)    No Stockholder's Rights. No Participant or successor in interest shall be deemed to be a stockholder of the Company, to have any voting rights or have any right to receive any dividends or securities of the Company by virtue of having been granted a Stock Appreciation Right or redeeming such Stock Appreciation Right.

        (g)   Invalidity. If any term or provision contained herein or in the Stock Appreciation Right Terms and Conditions shall to any extent be invalid or unenforceable, such term or provision, to the extent practicable, will be reformed so that it is valid and as consistent as possible with the original provisions hereof, and such invalidity or unenforceability shall not affect any other provision or part thereof.

15.   Effective Date.

        The effective date of the Plan is March 12, 2002, the date on which the Plan was adopted by the Board.

Attest:
/s/ SHU LI	/s/ MARK S. BECKER
Name: Shu Li	Name: Mark S. Becker
Title: President and CEO	Title: Secretary
Date: March 12, 2002

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  Exhibit 10.27
STOCK APPRECIATION RIGHTS PLAN ADOPTED AND EFFECTIVE MARCH 12, 2002